Exhibit 25(a)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

Under

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK

TRUST COMPANY, N.A.

(Formerly, The Bank of New York Trust Company of Florida, N.A.)

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)

59-2283428

(I.R.S. employer identification no.)

800 Brickell Avenue

Suite 300

Miami, Florida 33131

(Address of principal executive offices) (Zip Code)

THE BANK OF NEW YORK TRUST COMPANY, N.A.

600 North Pearl Street, Suite 420

Dallas, TX 75201

(214) 880-8234

(Name, address and telephone number of agent for service)

ELECTRONIC DATA SYSTEMS CORPORATION

(Exact name of obligor as specified in its charter)

DELAWARE	75-2548221
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

5400 Legacy Drive MS H3-3D-05

Plano, Texas 75024-3105

(214) 604-6000

(Address, zip code and telephone number of

principal executive offices)

(DEBT SECURITIES AND SENIOR DEBT SECURITIES)

1.	General Information.

Furnish the following information as to the trustee—

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

United States Department of the Treasury

Washington, D.C. 20219

Federal Reserve Bank

Atlanta, Georgia 30309

Federal Deposit Insurance Corporation

Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3.	Voting Securities of the Trustee.

Not applicable.

4.	Trusteeships under other Indentures.

The Trustee may serve as trustee under the following two indentures of the Obligor to be qualified or requalified upon the effectiveness of the registration statement on Form S-3 to which this Form T-1 is attached. It may serve as trustee under a new indenture relating to the Senior Debt Securities described herein. It may also serve as trustee for one or more new series of Debt Securities that may be issued in the future (“Additional Debt Securities”) pursuant to the Obligor’s Indenture (“1996 Indenture”) dated as of August 12, 1996, between the Obligor and Texas Commerce Bank National Association (now known as JPMorgan Chase Bank).

No conflicting interest currently exists under Section 310(b)(1) of the Act because, at the time of the filing of this Statement of Eligibility, no Senior Debt Securities or Additional Debt Securities are outstanding under the indentures to be qualified.

The Additional Debt Securities, if issued, and the Senior Debt Securities, if issued, will be wholly unsecured and will rank equally. The indenture to be qualified governing the Senior Debt Securities specifically describes the 1996 Indenture. Consequently, if the Additional Debt Securities and Senior Debt Securities are issued, the Trustee will not be deemed to have acquired a conflict of interest under Section 310(b)(1) of the Act.

The Additional Debt Securities and Senior Debt Securities also will rank equally with the senior debt securities currently outstanding under the 1996 Indenture and as to which JPMorgan Chase Bank currently serves as trustee.

5-15	Not Applicable

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

(1)	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-100717.)

(1.1)	A copy of a letter from the Office of the Comptroller of the Currency confirming the change of the corporate title of the Trustee to the Bank of New York Trust Company, National Association.

(2)	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717.)

(3)	A copy of the Authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717.)

(4)	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717.)

(6)	The consent of the Trustee required by Section 321(b) of the Act.

(7)	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States, has duly caused this Amendment to the statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and the State of Texas, on the 11th day of May, 2004.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ PATRICK T GIORDANO

Patrick T Giordano, Agent

EXHIBIT 1.1 TO FORM T-1

Letter from Office of the Comptroller of the Currency

[LOGO]

Comptroller of the Currency

Administrator of National Banks

Licensing Operations

Western District Office

1225 17th Street. Suite 300

Denver, CO 80202-5534

(720) 475-7650, FAX (720) 475-7691

March 10, 2004

Mr. Richard Jackson

President

The Bank of New York Trust Company, N.A.

800 Brickell Avenue, Suite 300

Miami, Florida 33131

Re:	Change in Corporate Title

The Bank of New York Trust Company, National Association

Miami, Florida

CAIS Control Number: 2004-WE-04-0005

Dear Mr. Jackson:

The Office of the Comptroller of the Currency (OCC) has received your letter dated February 3, 2004, concerning the title change and the appropriate amendment to the articles of association. We have updated our records to reflect that as of January 15, 2004, the title of The Bank of New York Trust Company of Florida, National Association, Miami, Florida, Charter Number 17871, changed to The Bank of New York Trust Company, National Association.

As a result of the Garn-St Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank’s board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Sincerely,

/s/    Sherry R. Gorospe

Sherry R. Gorospe

Licensing Analyst

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of Electronic Data Systems Corporation Debt Securities and Senior Debt Securities, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ PATRICK T GIORDANO
Patrick T Giordano, Agent

EXHIBIT 7 TO FORM T-1

Board of Governors of the Federal Reserve System

OMB Number: 7100-0036

Federal Deposit Insurance Corporation

OMB Number: 3064-0052

Office of the Comptroller of the Currency

OMB Number: 1557-0081

Expires April 30, 2006

Federal Financial Institutions Examination Council

1

Please refer to page I, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only FFIEC 041

Report at the close of business September 30, 2003	20030930
(RCRI 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. § 161 (National banks).	This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

NOTE: The Reports of Condition and Income must be signed

by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and

national Banks.

The Reports of Condition and Income are to be prepared in Accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is trust and correct.

/s/ Richard G. Jackson

I, Thomas J. Mastro, Comptroller

Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that the Reports of

Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge.

Director (Trustee)

/s/ Thomas J. Mastro	/s/ Nicholas G. English

Signature of Officer Authorized to Sign Report	Director (Trustee)

9/30/2003	/s/ Karen B. Shupenko

Date of Signature	Director (Trustee)

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:	(if other than EDS) must transmit the bank’s computer data file to EDS.

(a)    in electronic form and then file the computer data file

directly with the banking agencies’ collection agent,

Electronic Data Systems Corporation (EDS), by modem or

on computer diskette; or

(b)    in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, and telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number: 91271 (RCRI 9050)	The Bank of New York Trust Company of Florida, N.A.

Legal Title of Bank (TEXT 9010)

Miami

City (TEXT 9130)

FL 33131-2974

State Abbrev. (TEXT 9200) Zip Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

The Bank of New York Trust Company of Florida, N.A. Miami, FL 33131-2974

FDIC Certificate Number - 91271
Consolidated Report of Condition for Insured Commercial And State-Chartered Savings Banks for September 30, 2003

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

	Dollar Amounts In Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):	RCON Bil / Mil / Thou

a. Noninterest-bearing balances and currency and coin (1)			0081	4,012	1.a

b. Interest-bearing balances (2)			0071	5,599	1.b

2. Securities:

a. Held-to-maturity securities (from Schedule RC-B, Column A)			1754		2.a

b. Available-for-sale securities (from Schedule RC-B, column D)			1773	8,626	2.b

3. Federal funds sold and securities purchased under agreements to resell

a. Federal funds sold			B987	0	3.a

b. Securities purchased under agreements to resell (3)			B988	0	3.b

4. Loans and lease financing receivables: (from Schedule RC-C)

a. Loans and leases, held for sale			5369	0	4.a

b. Loans and leases, net of unearned income	B528	0			4.b

c. LESS: Allowance for loan and lease losses	3123	0			4.c

d. Loans and leases, net of unearned income, allowance, and reserve (item 4.b minus 4.c)			B529	0	4.d

5. Trading assets			3545		5.

6. Premises and fixed assets (including capitalized leases)			2145	1,254	6.

7. Other real estate owned (from Schedule RC-M)			2150		7.

8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130		8.

9. Customers’ liability to this bank on acceptances outstanding			2155		9.

10. Intangible assets

a. Goodwill			3163	15,127	10.a

b. Other Intangible assets (from Schedule RC-M)			0426	494	10.b

11. Other assets (from Schedule RC-F)			2160	1,084	11.

12. Total assets (sum of items 1 through 11)			2170	36,196	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

The Bank of New York Trust

Company of Florida, N.A.

Legal Title of Bank

Transmitted to EDS as 0196815 on 7/30/02 at

11:13:43 CST

FDIC Certificate Number = 91271

Schedule RC - Continued
	Dollar Amounts In Thousands
LIABILITIES
13. Deposits:			RCON	Bil /Mil/ Thou

a. In domestic offices (sum of totals of columns A and C From Schedule RC-E)			2200	0	13.a

(1) Noninterest-bearing (1)	6631	717			13.a.1

(2) Interest-bearing	6636	0			13.a.2

b. Not applicable

14. Federal funds purchased and securities sold under agreements to repurchase

a. Federal funds purchased (2)			B993	0	14.a

b. Securities sold under agreements to repurchase (3)			B995	0	14.b

15. Trading liabilities (from Schedule RC-D)			3548	0	15

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)			3190	6,000	16

17. Not applicable

18. Bank’s liability on acceptances executed and outstanding			2920	0	18

19. Subordinated notes and debentures (4)			3200	0	19

20. Other liabilities (from Schedule RC-G)			2930	3,635	20

21. Total liabilities (sum of items 13 through 20)			2948	9,635	21

22. Minority interest in consolidated subsidiaries			3000	0	22

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus			3838	0	23

24. Common stock			3230	750	24

25. Surplus (exclude all surplus related to preferred stock)			3839	4,299	25

26. a. Retained earnings			3632	21,510	26.a

b. Accumulated other comprehensive income (5)			B530	2	26.b

27. Other equity capital components (6)			A130	0	27

28. Total equity capital (sum of items 23 through 27)			3210	26,561	28

29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28.			3300	36,196	29

Memorandum

To be reported only with the Report of Condition.

1.      Indicate in the at the right, the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002

	RCON	Number

		6724	N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2 =

Independent audit of the bank’s parent holding company

conducted in accordance with generally accepted

auditing standards by a certified public accounting firm

which submits a report on the consolidated holding

company (but not on the bank separately)

		5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
		8 =	Other audit procedures (excluding tax preparation work)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.	9 =	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank Advances in Schedule RC, item 16, and “other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.